Exhibit 99.1

NeuBase Announces 1-for-20 Reverse Stock Split

PITTSBURGH, June 14, 2023 -- NeuBase Therapeutics, Inc. (Nasdaq: NBSE) (“NeuBase” or the “Company”), a biotechnology company developing Stealth Editors™ to perform in vivo gene editing without triggering the immune system, today announced that it will effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-20, to be effective as of 5:00 p.m. Eastern Time today, June 14, 2023.

The Company's common stock will begin trading on a reverse stock split-adjusted basis at the opening of the market on Thursday, June 15, 2023. Following the reverse stock split, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “NBSE” with the new CUSIP number, 64132K201.The reverse stock split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on The Nasdaq Capital Market.

The reverse stock split will not change the authorized number of shares of the Company’s common stock. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to receive a fractional share in connection with the reverse stock split will instead receive a cash payment in lieu thereof equal to such fraction multiplied by the closing sales price of the Company’s common stock as reported on The Nasdaq Capital Market on June 13, 2023. In addition, the reverse stock split will apply to the Company’s common stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments to be made to the exercise prices thereof and under the Company’s equity incentive plans.

The reverse stock split will reduce the number of issued and outstanding shares of the Company’s common stock from approximately 33.8 million to approximately 1.7 million.

At the Company’s annual meeting of stockholders held on September 8, 2022, the Company’s stockholders approved the reverse stock split in connection with the Company’s common stock and gave the Company’s board of directors discretionary authority to select a ratio for the reverse stock split ranging from 1-for-5 shares to 1-for-20 shares. The Company’s board of directors approved the reverse stock split at a ratio of 1-for-20 on June 9, 2023.

Standard Registrar and Transfer Company is acting as the exchange agent and paying agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Standard Registrar and Transfer Company will provide instructions to any stockholders with certificates regarding the process in connection with the exchange of pre-reverse stock split stock certificates for ownership in book-entry form or stock certificates on a post-reverse stock split basis.  Stockholders are encouraged to contact their bank, broker or custodian with any procedural questions.

About NeuBase Therapeutics

NeuBase is a pre-clinical stage biopharmaceutical company leveraging its peptide-nucleic acid technology to accelerate the genome editing revolution. NeuBase's Stealth Editing™ technology is a new type of gene editing designed to avoid being identified by the immune system and provide pronounced effects that are safe, delivered with non-viral technologies, and broadly applicable across different mutation types and industries. This in vivo gene editing system seeks to address disease at the base level by recruiting the body’s own editing machinery to correct mutations that cause disease. The Company projects that its technology can potentially address up to ~90% of all known human mutations, including insertions, deletions, transitions, and transversions with a simple non-immunogenic solution. To learn more, visit www.neubasetherapeutics.com.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by the use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “project,” or “intend,” the negative of these terms, and similar references to future periods. These forward-looking statements include, among others, those related to the potential and prospects of the Company’s proprietary PATrOL™ platform or Stealth Editing™ technology and the Company’s statements regarding potential collaborations. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company’s plans to research, develop and commercialize any product candidates; the timing of initiation of any clinical trials; the risk that prior data will not be replicated in future studies; the timing of any investigational new drug application or new drug application; the clinical utility, potential benefits and market acceptance of any product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the SEC. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact: Dan Ferry Managing Director LifeSci Advisors, LLC daniel@lifesciadvisors.com OP: (617) 430-7576 NeuBase Media Contact: media@neubasetherapeutics.com